EXHIBIT 10.1


                                    MOMENTUM
                                   Letterhead







                                 August 5, 2009

Mr. K. J. Dennis
Chairman, Dennis Steels PVT LTD
Cocodale, M.0. Ward
Alleppey, Kerata
India

Re: Offer to Purchase Parcel of Land Near Arakkonam, Tamil Nadu

Dear Mr. Dennis,

     Pursuant to a resolution of the Board of Directors of Momentum Healthcare Services, Inc. ("Momentum"), passed unanimously at its Board Meeting on August 5, 2009, we hereby offer to purchase a parcel of land of approximately ten (10) acres near a prominent railway junction at Arakkonam, Tamil Nadu, India.

     The conditions and terms of closing of this transaction are as follows:

     1) Contingent upon Momentum Healthcare Services, Inc. having raised not less than $10,000,000 in new shareholder investment into the company on or after August 5, 2009, and not later than December 31, 2009.

     2) Title to be taken in the name of a new Indian private limited company, the shares of which are owned by Momentum Healthcare Services, Inc., a Delaware USA corporation (our "Indian Subsidiary").

     3) We agree on behalf of Momentum and our Indian Subsidiary to be formed to use the land only to build, maintain and operate one or more medical clinics and/or a full service acute care hospital, a medical college, a nursing school or another purpose within the healthcare industry. In the event that Momentum chooses not to move ahead with one of these purposes for the land, we agree to offer you the first right of refusal to repurchase the land from Momentum for consideration substantially the same as we hereby offer. This right will terminate should you sell any of the shares, which are our consideration for this transaction.


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     4)   The name of the most prestigious  healthcare facility that we build on the land shall include the name Konath Jacob Dennis, or such other name as you may designate prior to closing of this transaction.

     5) The consideration for the purchase of the land shall be a number to be determined of Momentum Class A Common Shares, determined by solving for an equation using as a numerator the appraised value of the identified parcel of land and as a denominator US$5. The quotient of this equation shall be the number of Shares of our Class A Common Shares, which we will exchange for the parcel of land in question. You agree to hold these shares for a period of one year from the date of closing.

     6) Contingent upon our establishing to Momentum's satisfaction that the construction of any building on the site can be financed from within the Indian banking or other financing community.

     7) At closing, in return for Momentum tendering cash payment for these items, you shall deliver to Momentum the following documents:

          a) An appropriate marketable clear title deed for the parcel without encumbrance, which, will allow the premises to be mortgaged for a construction loan, ready for filing in the appropriate jurisdiction for filing of deeds, in the name of Momentum's pre-closing designated Indian subsidiary.

          b) An Opinion of Counsel that Momentum's Indian Subsidiary will take good and irrevocable title to the land, and that such title is without encumbrance;

          c)   A professional survey of the parcel;

          d)   A professional legal description of the parcel;

          e) A formal Appraisal of the marker value (mutually acceptable) of the property completed by Jones, Lang LaSalle; CB Richard Ellis; or Cushman & Wakefield; or another internationally recognized appraiser.

          f) A Title Indemnity or Title Insurance Policy (if permitted by Indian Law), establishing that in the event that Momentum's
               Indian Subsidiary's title is not good for any reason, the underwriter of the policy wi11 pay up to the fuel level of permissible indemnity or insurance.


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     8)   Momentum or its designated representative shall deliver at closing the requisite number of its Class A Common Shares of Momentum and cash payment for the items contained in paragraph 7 above.

     9)   Delivery  of  such  other   documentation  as  counsel  shall  require
          memorializing   and  filing  the  transaction   with  all  appropriate
          authorities.

     10) Closing is to be completed not later than December 31, 2009, or such later date as the parties may agree, or it shall be null and void.

Please accept this contingent offer by signing in the indicated space below.


                                              Very truly yours,

                                              MOMENTUM HEALTHCARE SERVICES, INC.



                                              /s/ DONALD L. CONOVER
                                              __________________________________
                                              By: Donald L. Conover, President

Accepted:

DENNIS STEELS PVT LTD.



/s/ K. J. DENNIS
__________________________________
By: K.J. Dennis, Managing Director

Date:05/08/09